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                                                                  ~ EXHIBIT 99.1

                             [FORM OF SENTEX PROXY]



SENTEX SENSING TECHNOLOGY, INC.
553 Broad Avenue
Ridgefield, NJ 07657                                                       PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert S. Kendall and James G. Few, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all common shares, $0.01 par value ("Sentex Common Shares"), of Sentex Sensing Technology, Inc. ("Sentex") held of record by the undersigned on __________________, at the special meeting of shareholders to be held on _________________ ___, 1996, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

1. Proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of July 30, 1996, by and among Sentex, Sentex Merger Corp. ("Subcorp"), Monitek Technologies, Inc. ("Monitek") providing for, among other things, the merger (the "Merger") of Subcorp with and into Monitek and the issuance of Class A Convertible Notes in connection therewith.

                     FOR ____, AGAINST ____, or ABSTAIN ____

2. Proposal to approve and adopt the Sentex Sensing Technology, Inc. 1996 Long-Term Incentive Plan.

                     FOR ____, AGAINST ____, or ABSTAIN ____

      (NOTE THAT THE MERGER IS CONDITIONED UPON APPROVAL OF THIS PROPOSAL.)

3.   Proposal to approved and adopt the Amended Bylaw.

                     FOR ____, AGAINST ____, or ABSTAIN ____

      (NOTE THAT THE MERGER IS CONDITIONED UPON APPROVAL OF THIS PROPOSAL.)

4. WITH OR WITHOUT authority to vote (except as marked to the contrary below) for the election of each of the nominees named below:

     Robert S. Kendall, James G. Few, Julius L. Hess, Ronald M. Lipson, Amos Linenberg

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)





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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER.
IF NO SPECIFICATIONS ARE MADE AND EXCEPT AS OTHERWISE PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, THE PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3, TO ELECT THE NOMINEES NAMED IN ITEM 4 ABOVE, AND WITH DISCRETIONARY AUTHORITY ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR
ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. SENTEX'S BOARD OF DIRECTORS
RECOMMENDS THAT SENTEX SHAREHOLDERS VOTE FOR THE NOMINEES NAMED IN ITEM 4 AND
FOR EACH OF THE OTHER ITEMS.

Receipt of the Notice of Special Meeting of Shareholders to be held on __________ ___, 1996 and the related Joint Proxy Statement/Prospectus is hereby acknowledged.


                    Dated             _________________________ ______, 1996




                    Signature(s) of Shareholders


                    (Please sign exactly as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person indicating, where proper, official position or representative capacity.)